                                                                   EXHIBIT 10.10

                                LICENSE AGREEMENT

          THIS AGREEMENT (the "AGREEMENT") entered into as of this 1st day of July, 2003, between PATRIOT NATIONAL BANK ("LICENSOR"), having its principal place of business at 900 Bedford Street, Stamford, Connecticut 06905, and L. MORRIS GLUCKSMAN ("LICENSEE") an individual having an address at 1085 Sunset Road, Stamford, Connecticut 06903.

                               W I T N E S S E T H

          WHEREAS, pursuant to that certain lease attached hereto as EXHIBIT A and dated as of January 15, 2003 (the "LEASE"), between Ottaviano & Tehrani, LLC, as landlord ("LANDLORD"), and Licensor, as tenant, Licensor is the holder of a leasehold interest in certain retail space presently, consisting of approximately 3,032 square feet ("LICENSOR'S PREMISES"), which is known as location 109 of Ridge Plaza, 838 High Ridge Road, Stamford, Connecticut (the "BUILDING"); and

          WHEREAS, Licensee is presently a member of the Board of Directors of the Licensor; and

          WHEREAS, Licensee desires to obtain from Licensor a license to occupy a portion of Licensor's Premises, constituting approximately 135 square feet (said portion, as more particularly outlined on EXHIBIT B hereto, the "LICENSED PREMISES"), and use the furniture contained therein (said furniture, as more particularly described on EXHIBIT C, the "FURNITURE"); and

          WHEREAS, Licensor is willing to grant such license under the terms and conditions as set forth in this Agreement;

          NOW, THEREFORE, for and in consideration of the foregoing premises, which are incorporated herein, and Ten ($10.00) Dollars and other good and valuable consideration which the parties hereto deem to be adequate, Licensor and Licensee hereby agree as follows:

          1. LICENSE. Licensor hereby grants Licensee a revocable license (the "LICENSE"): (i) to use the Licensed Premises and the Furniture contained therein for the sole purpose of conducting general and executive offices uses only and; and (ii) for non-exclusive use of those portions of the Licensor's Premises necessary to access the Licensed Premises. Such License shall be limited to such hours when Licensor shall be open for business to the general public, subject to and in accordance with the terms and conditions of this Agreement.

          2. TERM; TERMINATION. The term of the License (the "TERM") shall commence on April 1, 2003 (the "COMMENCEMENT DATE"), and terminate on the first to occur of: (i) the expiration or earlier termination of the Lease, (ii) when Licensor shall no longer occupy the Licensor's Premises, (iii) upon written notice to Licensee of Licensor's election to terminate the License; or (iv) the date upon which Licensee is no longer a director of Licensor.

          3.   LICENSE FEES; ELECTRICITY CHARGES; MANAGEMENT FEE.

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                                                                               2

               (a) During the Term, Licensee shall pay Licensor, in consideration of Licensor granting to Licensee the License hereunder, (i) a monthly, base license charge as outlined on EXHIBIT D attached hereto; (ii)
4.453 percent of all additional rent charged to Licensor by Landlord under the Lease (including, but not limited to, charges for real estate taxes, insurance and Landlord's common area costs; and (iii) a monthly usage fee for use of the Furniture at the rate of $29.14 per month (or $349.71 per year (the charges or fees described in subsections (i) through (iii) above, collectively, the "LICENSE FEE"). Notwithstanding anything to the contrary contained herein, the definition of License Fee shall not include any portion of additional rent charged to Licensor by Landlord which is attributable to Licensor's default or delay in performing its obligations under the Lease. Said License Fee shall be paid in equal monthly installments specified above, in advance, on the first day of each month during the Term, to Licensor's address specified above, or elsewhere as directed in writing by Licensor. Said License Fee payments shall be paid throughout the Term, without notice or demand, and without set-off, abatement, deduction or counterclaim, except as specifically provided in this License Agreement. If Licensee fails to pay when due any License Fee payments, Licensee shall pay Licensor a late charge for Licensor's administrative expenses equal to five percent (5%) of such unpaid amount per month until paid. Licensee shall also pay Licensor interest on such unpaid amount at the rate of twelve percent (12%) per annum (but not to exceed the highest rate permitted by applicable "LAWS" (as hereinafter defined), said interest to apply from the date such payment was due until paid. Said late charge and interest shall be in addition to (and not in lieu of) any other rights or remedies available to Licensor under this License Agreement or at law or in equity. Any unperformed obligations of Licensee under this License Agreement (including, without limitation, any License Fee obligations) shall survive the Term.

               (b) During the Term, Licensee shall pay Licensor, in further consideration of Licensor granting to Licensee the License hereunder a monthly electricity fee at the rate of $19.68 per month (or $236.25 per year (the "ELECTRICITY FEE"). Said Electricity Fee shall be paid in equal monthly installments specified above, in advance, on the first day of each month during the Term, to Licensor's address specified above, or elsewhere as directed in writing by Licensor. Said Electricity Fee payments shall be paid throughout the Term, without notice or demand, and without set-off, abatement, deduction or counterclaim, except as specifically provided in this License Agreement. If Licensee fails to pay when due any Electricity Fee payments, Licensee shall pay Licensor a late charge for Licensor's administrative expenses equal to five percent (5%) of such unpaid amount per month until paid. Licensee shall also pay Licensor interest on such unpaid amount at the rate of twelve percent (12%) per annum (but not to exceed the highest rate permitted by applicable "LAWS" (as hereinafter defined), said interest to apply from the date such payment was due until paid. Said late charge and interest shall be in addition to (and not in lieu of) any other rights or remedies available to Licensor under this License Agreement or at law or in equity. Any unperformed obligations of Licensee under this License Agreement (including, without limitation, any License Fee obligations) shall survive the Term.

               (c) During the Term, Licensee shall pay Licensor, in further consideration of Licensor granting to Licensee the License hereunder a management fee at the rate of ten percent (10%) of the total amount of License Fee and Electricity Fee charged to Licensee by Licensor for the immediately preceding month (the "MANAGEMENT FEE"). Said Management Fee shall be paid by Licensee within ten (10) days of receiving an invoice therefor

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from Licensor, to Licensor's address specified above, or elsewhere as directed in writing by Licensor. Said Management Fee payments shall be paid throughout the Term, without t set-off, abatement, deduction or counterclaim, except as specifically provided in this License Agreement. If Licensee fails to pay when due any Management Fee payments, Licensee shall pay Licensor a late charge for Licensor's administrative expenses equal to five percent (5%) of such unpaid amount per month until paid. Licensee shall also pay Licensor interest on such unpaid amount at the rate of twelve percent (12%) per annum (but not to exceed the highest rate permitted by applicable "LAWS" (as hereinafter defined), said interest to apply from the date such payment was due until paid. Said late charge and interest shall be in addition to (and not in lieu of) any other rights or remedies available to Licensor under this License Agreement or at law or in equity. Any unperformed obligations of Licensee under this License Agreement (including, without limitation, any License Fee obligations) shall survive the Term.

          4. CONDITION; NO REPRESENTATIONS. Licensee hereby accepts the Licensed Premises, in their current, "as-is", "where-is" condition, and acknowledges that Licensor has made no promises or representations (express or implied) as to the suitability, legality or condition of the Licensed Premises or the Building for the Licensee's purposes. Licensor shall have no obligation to perform any fit-up, preparatory or demising work with respect to the Licensed Premises or in any other respect.

          5. INDEMNITY. Licensee hereby agrees to indemnify, defend and hold Licensor harmless from and against any and all demands, claims, causes of action, damages, losses, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees and costs) incurred in connection with, or arising from, the use of the Licensed Premises (or any breaches of this Agreement) by Licensee or its invitees. This indemnity shall not apply to any adjudicated negligence or willful misconduct of Licensor. This indemnity shall survive the Term.

          6. INSURANCE. Licensee, at its expense, shall maintain in force during the Term comprehensive general liability insurance (including, without limitation, legal liability, contractual liability coverages) in an amount not less than $1,000,000.00 for personal injury or death, and $1,000,000.00 for property damage (aggregate coverages), and excess and employer's liability insurance, in an amount not less than $1,000,000.00, all protecting Licensor as additional insured, against any and all claims in connection with the Licensed Premises. All Licensee's insurance coverages hereunder shall be provided by reputable insurance carrier(s) reasonably satisfactory to Licensor. The parties waive for themselves and their respective insurance carriers, and shall use reasonable efforts to cause their respective casualty and property damage insurance policies to contain a waiver of, the right of subrogation against the other party. Licensee shall provide Licensor with the original insurance policies required herein (or appropriate certificates therefor evidencing payment of all applicable premiums for same) on or before the commencement of the Term.

          7. MAINTENANCE; REPAIRS; ETC. Licensee, at its expense, shall promptly perform (or cause to be performed) all maintenance and repairs, as and when needed, to keep the Licensed Premises and all property therein and appurtenances pertaining thereto (including, without limitation, any and all interior doors, carpeting, systems, fixtures, furniture, furnishings, equipment, non-structural items, and the interior portions thereof) in good order, repair and

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condition, reasonable wear and tear excepted. Licensor or shall perform all necessary capital replacements and structural repairs in and to the License Area, including, without limitation, windows, building systems, and exterior portions thereof, except such items shall be performed by Licensor at Licensee's sole cost and expense if caused by the negligence or willful misconduct of Licensee or Licensee's agents, employees, guests, contractors or subcontractors.

          8. LICENSEE'S COVENANTS; SURRENDER. Licensee hereby covenants and agrees that Licensee will not do anything in, about or with respect to the Licensed Premises, the Licensor's Premises or the Building which will constitute a default under the Lease or this Agreement, or fail to do anything which Licensee is obligated to do under the terms of this License which would constitute a default under the Lease or this Agreement. Licensee shall also not do or fail to do anything in or about the Licensed Premises or the Licensor's Premises which would interfere with Licensor's use and occupancy, or business operations of those portions of the Licensor's Premises excluding the Licensed Premises. Licensee hereby agrees to indemnify, defend and hold Licensor harmless from any and all losses, claims, liabilities, damages, costs or expenses (including, without limitation, reasonable attorneys' fees and costs) arising from Licensee's actions or omissions, or Licensee's failure to perform or observe any of the terms and conditions of the Lease or this License, or the use, occupancy or operation of the Licensed Premises by Licensee or Licensee's agents, employees, contractors, subcontractors, invitees, licensees, Licensees or assigns. In the event of any breach of the Lease or this Agreement by Licensee, Licensor shall have all of the rights and remedies available to Landlord against Licensor under the Lease or at law or equity, as if such breach occurred under such document. Licensee hereby warrants and represents that it has read and is familiar with all of the terms and provisions of the Lease. At the expiration or sooner termination of the Term, Licensee shall timely vacate and surrender the Licensed Premises vacant (except for the Furniture) "broom-clean" and in the same condition as existed on the commencement date of the Term, reasonable wear and tear excepted, and otherwise in accordance with all surrender and other relevant provisions of the Lease, and with all of the Furniture in as good condition and repair as when originally provided to Licensee. Licensee's obligations and covenants under this Section shall survive the Term.

          9. ALTERATIONS; ETC. Licensee shall make no alterations, additions or improvements to the Licensed Premises.

          10. TRANSFERS; ETC. Licensee shall have no right to assign, mortgage, hypothecate or otherwise transfer any right or interest under this License Agreement, nor shall Licensee have any right to sublet or further license all or any part of any interest in the Licensed Premises, or otherwise permit any other uses of the Licensed Premises. Any attempt by Licensee to so assign or sublet or otherwise transfer shall be null and void and of no effect.

          11. LEGAL REQUIREMENTS: RULES AND REGULATIONS; BREACHES. The License is subject to the strict observance by Licensee, at Licensee's sole cost and expense, of: (a) any and all rules and regulations for the Licensed Premises and/or Building reasonably imposed by Licensor and or Landlord (the "RULES"), provided such Rules do not unreasonably impair Licensee's use of the Licensed Premises for the purposes permitted hereunder; and (b) with respect to Licensee's use of the Licensed Premises, any and all present and future applicable laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders

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(collectively, "LAWS") of all governmental or any quasi-governmental authorities, in each case now existing or hereafter created, having jurisdiction over the Building or any portion thereof. Notwithstanding anything to the contrary contained in this License Agreement, in the case of any breach or violation by Licensee of any Rules or Laws, or of any material obligation under this License Agreement, which is not cured, to the satisfaction of the Licensor, within five (5) days after Licensor's written notice of such breach or violation to Licensee, this License Agreement may be terminated by Licensor upon written notice thereof to Licensee, and Licensee shall remain liable for Licensor's lawful damages incurred as a result of such breach(es) or violation(s).

          12. USE; PROHIBITIONS. Licensee shall have the non-exclusive use of those portions of Licensor's Premises necessary to access the Licensed Premises solely to access the Licensed Premises. Licensee shall use the Licensed Premises in such a way as to not materially interfere with Licensor's use and enjoyment of the Licensor's Premises.

          13. LICENSE AND NOT A LEASE: NO RECORDING. This License Agreement shall not be deemed to create a leasehold interest or any other type of conveyance. Licensee shall not record this License Agreement or any portion or memorandum thereof in the applicable Land Records or with any Town Clerk's Office or with any other public authority.

          14. CURE AND REIMBURSEMENT. If Licensee shall be in violation of any obligation contained in this License Agreement to be performed by Licensee, Licensor may, upon at least five (5) days written notice to Licensee, or without notice if in Licensor's reasonable judgement a genuine emergency exists, perform the same for the account of and at the expense of Licensee. Licensee shall reimburse Licensor, within five (5) days of being billed therefor, for any and all lawful damages, and any costs and expenses incurred by Licensor (including, without limitation, reasonable attorney's fees and costs) in connection with any such violation.

          15. ACCESS. Licensor and/or its agents shall have the right to enter the Licensed Premises at all reasonable times, after at least twenty-four (24) hours' prior written notice to Licensee (except for bona fide emergencies, for which immediate access shall be allowed), to examine the same, and/or to make such repairs, additions or alterations as Licensor may deem reasonably necessary for the safety, services, preservation, marketability or restoration of the Licensed Premises or Building (Licensor having no obligation therefor except as specifically provided in this License Agreement.

          16. SUBORDINATION; INCORPORATION. This License is subject and subordinate to all of the covenants, agreements, terms, provisions, conditions and obligations of the Lease, as amended and/or extended. All of the covenants, agreements, terms, provisions, conditions, obligations and Rules and Regulations of the Lease are hereby incorporated herein by reference with the same force and effect as if they were fully set forth herein, and Licensee hereby agrees to be bound thereby except as clearly inconsistent with the terms hereof, I.E.:

               (a)  Any reference in the Lease or to:

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               (b)  "Landlord" or "Tenant" shall mean Licensor and Licensee, respectively, herein; and (b) the "Premises" shall mean the Licensed Premises hereunder;

               (c) In all instances where consent or approval of the Landlord is required under the Lease, the consent or approval of each of Landlord and Licensor shall be required hereunder;

               (d) Notwithstanding anything to the contrary contained herein, it is understood and agreed that, any and all work, maintenance, repairs, alterations, construction, restoration, replacements, or any facilities and services (all said items, collectively, the "Services") to be made and/or furnished to the Licensed Premises or the Building or any common areas or appurtenances thereof pursuant to any provisions of the Lease will in fact be furnished by Landlord, and not by Licensor. Licensor shall in no event be liable to Licensee, nor shall Licensee's obligations hereunder be impaired or the performance thereof excused, because of any failure or delay on the Landlord's part in furnishing any such Services. Licensee shall look solely to Landlord for the performance of such Services, and Licensor makes no representations hereunder (either express or implied) as to the availability or adequacy of such Services. Licensor agrees, however, at no cost to Licensor, to cooperate diligently and in good faith with Licensee to attempt to obtain any such Services from Landlord, provided Licensee is not in default hereunder.

               (e) Notwithstanding anything to the contrary contained herein, Sections 3.1, 3.2, 8.1, 11.1 and 24.12 of the Lease are not incorporated into this Sublease.

               (f) In the event of any conflict between the terms of the Lease and this License, this License shall govern and control in each instance with respect to Licensor's and Licensee's respective obligations hereunder.

          17. NOTICES. Any notices, consents, demands, requests or other communications required or desired to be given under this License Agreement shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt), or if delivered by reputable, commercial overnight courier (against a signed receipt), or three (3) business days after being sent if sent by registered or certified mail (postage prepaid, return receipt requested) addressed: (a) if to Licensee at Licensee's address set forth in this License Agreement; or (b) if to Licensor, notices shall be sent as to 900 Bedford Street, Stamford, CT 06901, Attn.: Chief Operating Officer; and in each case with copies to Cummings & Lockwood LLC, Four Stamford Plaza, 107 Elm Street, Stamford, Connecticut 06902 Attn.: Robert Reeves, Esq. Any such notice, consent, demand, request or other communication shall be deemed to have been rendered or given on the date when it has been hand delivered, on the date of delivery by overnight courier, or three (3) business days from when it has been mailed as provided in this Paragraph. The parties shall have the right to change their respective notice addresses, from time to time, by written notice to the other given in accordance with this Paragraph.

          18. BROKERAGE. Each party hereby warrants and represents it has not engaged or dealt with any realtor, broker or agent in connection with the procurement or negotiation of

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this License Agreement, and each party agrees to indemnify, defend and hold the other harmless from and against any and all claims, liabilities, damages and expenses (including reasonable attorneys' fees and costs), for any claims or charges raised or instituted by any broker claiming to have been retained by the indemnifying party in connection with this License Agreement. Said indemnity shall survive the Term.

          19. LANDLORD CONSENT CONTINGENCY. Notwithstanding anything to the contrary contained in this Agreement, this Agreement is subject to and contingent upon Landlord's written consent to this Agreement, which Licensor, through itself or its designee(s), agrees to attempt to obtain with reasonable diligence promptly after the parties' execution and delivery of this Agreement. Licensee shall reasonably and promptly cooperate with Licensor, in good faith, in obtaining said consent (including, without limitation, complying with any of Landlord's commercially reasonable requirements in connection therewith). If Licensor is unable to obtain said consent by the date which is thirty (30) days after the date of this Agreement, then (unless Licensor otherwise agrees in writing to extend such date) this Agreement, upon notice from Licensor, shall be null and void and of no effect as of the date designated for termination in such notice.

          20. MISCELLANEOUS. This License Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This License Agreement constitutes the complete agreement of the parties regarding the subject matters set forth herein, and supercedes any prior or contemporaneous agreements relating to such subject matters. This License Agreement shall not be changed or modified except by a writing signed by the party(ies) to be bound thereby. This License Agreement shall be governed by and construed under the laws of the State of Connecticut. If any provision of this License Agreement is found by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remainder of this License Agreement shall not be affected thereby, and in lieu of each such defective provision, there shall be added, as a part of this License Agreement, a legal, valid and enforceable provision as similar to such defective provision as may be possible. This License Agreement may be signed in individual counterparts and, upon execution by and delivery to Licensor and Licensee hereto, each such executed and delivered counterpart shall constitute a fully executed counterpart of this License Agreement. This License Agreement shall in no event be binding on Licensor (and Licensee shall have no rights or claims whatsoever in connection with the License Premises or this License Agreement) unless and until Licensee executes and delivers this License Agreement to Licensor and Licensor thereafter executes same and returns a fully executed counterpart thereof to Licensor. This License Agreement maybe executed and delivered via facsimile transmission, and any faxed signatures shall constitute original signatures. This License Agreement is subject and subordinate to all instruments, mortgages, ground or superior License Agreements or other encumbrances which may now or hereafter affect the Licensed Premises or the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required. Mention of any particular remedies or damages in this License Agreement shall not prevent Licensor from claiming and/or collecting any available rights and/or remedies and/or collecting the maximum amounts of damages allowed by applicable Laws. There shall be no waiver or estoppel by Licensor in connection with this License Agreement unless same is effected specifically by written agreement executed and delivered by Licensor, and no waiver by Licensor of any breach or default hereunder shall be deemed a waiver of any subsequent breach

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or default of the same or any other term herein, nor shall any custom, practice or course of dealings between Licensor and Licensee be construed as a waiver or diminution of Licensor's rights to insist upon the strict performance by Licensee of any of the terms contained in this License Agreement.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date first above mentioned.

                    LICENSOR:
                    PATRIOT NATIONAL BANK


                    By:
                       ---------------------------------------


                    LICENSEE:


                    ---------------------------------------
                    L. Morris Glucksman

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                                                                               9

                                    EXHIBIT A

                                      LEASE
                                   (ATTACHED)

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                                                                              10

                                    EXHIBIT B
                                LICENSES PREMISES
                             (see attached diagram)

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                                                                              11

                                    EXHIBIT C
                                    FURNITURE

Two Guest Chairs
Credenza
Desk
Desk Chair

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                                                                              12

                                    EXHIBIT D
                               BASE LICENSE CHARGE

Lic. Year*   Sq.Ft.   Annual Rate Per Sq.Ft.   Annual Rate   Monthly Rate
---------    ------   ----------------------   -----------   ------------
1-2           135              33.00            $ 4,455.00     $  371.25
3             135              34.00            $ 4,590.00     $  382.50

4 - end of License Term: the Base License Charge for the fourth License Year through the end of the License Term shall be adjusted annually using the Consumer Price index annual calendar year average for all urban consumers (U.S. City average, all items i.e. (CPI-U)) as reported by the U.S. Department of Labor, Bureau of Labor Statistics (1982-1984 = 100). If the publication of the Consumer Price Index shall be discontinued, the parties hereto shall thereafter accept comparable statistics from the U.S. Department of Labor, Bureau of Labor Statistics. Licensor shall endeavor to, on or before March 30th of each year, submit to Licensee a new annual Base License Charge for the upcoming License Year. Each new annual Base License Charge shall be the annual Base License Charge for the previous License Year adjusted by the percentage change of the previous calendar year's Consumer Price Index.

* Lic. Year (or License Year) shall mean the twelve (12) month period beginning on the Commencement Date, and each ensuing twelve (12) month period during the Term, with the last License Year ending on the last day of the Term. Although this Exhibit contemplates that the Term of this License will exceed 4 License Years, the parties hereto acknowledge that the License Term may expire or terminate before such time, pursuant to the terms of the License.